Exhibit 99.1
MSCI Reports Financial Results for
Second Quarter and Six Months 2026

New York – July 21, 2026 – MSCI Inc. (“MSCI” or the “Company”) (NYSE: MSCI), a leading provider of critical decision support tools and services for the global investment community, today announced its financial results for the three months ended June 30, 2026 (“second quarter 2026”) and six months ended June 30, 2026 (“six months 2026”).

Financial and Operational Highlights for Second Quarter 2026
(Note: Unless otherwise noted, percentage and other changes are relative to the three months ended June 30, 2025 (“second quarter 2025”) and Run Rate percentage changes are relative to June 30, 2025).

•Operating revenues of $867.0 million, up 12.2%; Organic operating revenue growth of 12.2%
•Recurring subscription revenues up 9.0%; Asset-based fees up 26.6%
•Operating margin of 56.2%; Adjusted EBITDA margin of 62.1%
•Diluted EPS of $4.69, up 19.6%; Adjusted EPS of $4.94, up 18.5%
•Organic recurring subscription Run Rate growth of 8.1%; Retention Rate of 95.3%
•In second quarter 2026 and through July 20, 2026, a total of $147.2 million or 264,043 shares were repurchased at an average repurchase price of $557.66
•Approximately $149.2 million in dividends were paid to shareholders in second quarter 2026; Cash dividend of $2.05 per share declared by MSCI Board of Directors for third quarter 2026

	Three Months Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,
in millions, except per share data (unaudited)	2026	2025	% Change	2026	2025	% Change
Operating revenues	$867.0	$772.7	12.2%	$1,717.8	$1,518.5	13.1%
Operating income	$487.5	$425.3	14.6%	$944.4	$802.3	17.7%
Operating margin %	56.2%	55.0%		55.0%	52.8%

Net income	$342.0	$303.7	12.6%	$748.0	$592.3	26.3%

Diluted EPS	$4.69	$3.92	19.6%	$10.23	$7.63	34.1%
Adjusted EPS	$4.94	$4.17	18.5%	$9.49	$8.17	16.2%

Adjusted EBITDA	$538.5	$474.4	13.5%	$1,043.2	$900.0	15.9%
Adjusted EBITDA margin %	62.1%	61.4%		60.7%	59.3%

“In the second quarter MSCI delivered strong financial results along with a record asset-based-fee run rate and accelerated run-rate growth in Index and Private Capital Solutions. We also achieved strength in recurring net-new sales across key client segments and geographies, including our best quarter ever with hedge funds and our best Q2 with asset owners,” said Henry A. Fernandez, Chairman and CEO of MSCI.

“We are building momentum heading into the back half of 2026, with a strong pipeline of opportunities and exciting AI-fueled innovation. MSCI has already launched twice as many products in 2026 as we did in all of 2024, and we are just starting to see the benefits. AI will allow us to move even faster in building new products, enhancing our existing products, and expanding our capabilities for the world’s largest financial institutions,” Fernandez added.

Second Quarter Consolidated Results
Operating Revenues: Operating revenues were $867.0 million, up 12.2%. Organic operating revenue growth was also 12.2%. The $94.3 million increase was the result of $50.6 million in higher recurring subscription revenues and $49.0 million in higher asset-based fees, partially offset by $5.3 million in lower non-recurring revenues.
Run Rate and Retention Rate: Total Run Rate at June 30, 2026 was $3,479.7 million, up 12.0%. Asset-based fees Run Rate increased by $190.9 million, and recurring subscription Run Rate increased by $182.1 million. Run rate growth was supported by strong performance with asset managers, hedge funds and banking & brokerages client segments, and record ETF AUM linked to MSCI indexes. Organic recurring subscription Run Rate growth was 8.1%. Retention Rate in second quarter 2026 was 95.3%, compared to 94.4% in second quarter 2025.

Expenses: Total operating expenses were $379.5 million, up 9.2%. Adjusted EBITDA expenses were $328.5 million, up 10.1%, primarily reflecting higher non-compensation costs as a result of higher information technology costs, market data, professional fees and occupancy costs as well as the impact of a contingent consideration reversal in prior year. Additionally, we saw higher compensation and benefits costs primarily driven by higher incentive compensation, salaries and stock-based compensation accruals. During the second quarter of 2026 we recognized $3.2 million of Adjusted EBITDA expenses and $1.7 million of intangible asset amortization expense related to the Compass, Vantager and PM Insights acquisitions.

Total operating expenses excluding the impact of foreign currency exchange rate fluctuations (“ex-FX”) and adjusted EBITDA expenses ex-FX increased 8.9% and 9.7%, respectively.

Operating Income: Operating income was $487.5 million, up 14.6%. Operating income margin in second quarter 2026 was 56.2%, compared to 55.0% in second quarter 2025.

Headcount: As of June 30, 2026, we had 6,327 employees, reflecting a 1.9% increase, with 29% and 71% of employees located in developed market and emerging market locations, respectively.

Other Expense (Income), Net: Other expense (income), net was $70.2 million, up 47.8%, primarily driven by higher interest expense as a result of higher debt levels.

Income Taxes: The effective tax rate decreased to 18.0% in second quarter 2026 compared to 19.6% in second quarter 2025, primarily driven by the impact of US tax law changes and the jurisdictional mix of earnings.

Net Income: As a result of the factors described above, net income was $342.0 million, up 12.6%.

Adjusted EBITDA: Adjusted EBITDA was $538.5 million, up 13.5%. Adjusted EBITDA margin in second quarter 2026 was 62.1%, compared to 61.4% in second quarter 2025.

Index Segment:

Table 1A: Results (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,
in millions	2026	2025	% Change	2026	2025	% Change
Operating revenues:
Recurring subscriptions	$263.0	$235.7	11.6%	$517.2	$469.0	10.3%
Asset-based fees	233.1	184.1	26.6%	457.6	361.5	26.6%
Non-recurring	14.9	15.1	(1.3)%	32.5	26.1	24.5%
Total operating revenues	511.0	434.9	17.5%	1,007.3	856.6	17.6%
Adjusted EBITDA expenses	113.2	104.7	8.1%	234.3	214.8	9.1%
Adjusted EBITDA	$397.8	$330.2	20.5%	$773.0	$641.8	20.4%
Adjusted EBITDA margin %	77.8%	75.9%		76.7%	74.9%

Index operating revenues were $511.0 million, up 17.5%. The $76.1 million increase was primarily driven by $49.0 million in higher asset-based fees and $27.3 million in higher recurring subscription revenues. Organic operating revenue growth for Index was 17.5%.

Index Run Rate as of June 30, 2026, was $2.0 billion, up 17.4%. The $301.0 million increase was comprised of a $190.9 million increase in asset-based fees Run Rate and a $110.1 million increase in recurring subscription Run Rate. The increase in asset-based fees Run Rate was primarily driven by higher AUM in both ETFs linked to MSCI equity indexes and non-ETF indexed funds linked to MSCI indexes. The increase in recurring subscription Run Rate was primarily driven by growth from market cap-weighted and custom Index products. The increase reflected growth across all client segments, primarily driven by growth from asset managers, banking & brokerages and hedge funds. The increase reflected growth across all regions. Organic recurring subscription Run Rate growth for Index was 11.1%.

Analytics Segment:

Table 1B: Results (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,
in millions	2026	2025	% Change	2026	2025	% Change
Operating revenues:
Recurring subscriptions	$185.9	$169.8	9.5%	$369.1	$339.5	8.7%
Non-recurring	3.5	7.9	(55.7)%	10.3	10.4	(1.0)%
Total operating revenues	189.4	177.7	6.6%	379.4	349.9	8.4%
Adjusted EBITDA expenses	101.4	85.1	19.2%	208.6	181.3	15.1%
Adjusted EBITDA	$88.0	$92.6	(5.0)%	$170.8	$168.6	1.3%
Adjusted EBITDA margin %	46.5%	52.1%		45.0%	48.2%

Analytics operating revenues were $189.4 million, up 6.6%. Organic operating revenue growth for Analytics was 7.0%.

Analytics Run Rate as of June 30, 2026, was $773.3 million, up 5.8%. The increase of $42.7 million was primarily driven by growth in both Equity Analytics and Multi-Asset Class products, and reflected growth across all regions. The increase primarily reflected growth in the hedge funds, asset managers, and asset owners client segments. Organic recurring subscription Run Rate growth for Analytics was 6.6%.

Sustainability and Climate Segment:

Table 1C: Results (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,
in millions	2026	2025	% Change	2026	2025	% Change
Operating revenues:
Recurring subscriptions	$90.5	$87.0	4.0%	$181.4	$169.7	6.9%
Non-recurring	1.4	1.9	(26.3)%	2.4	3.8	(36.8)%
Total operating revenues	91.9	88.9	3.4%	183.8	173.5	5.9%
Adjusted EBITDA expenses	56.3	57.2	(1.6)%	115.2	118.0	(2.4)%
Adjusted EBITDA	$35.6	$31.7	12.3%	$68.6	$55.5	23.6%
Adjusted EBITDA margin %	38.7%	35.6%		37.3%	32.0%

Sustainability and Climate operating revenues were $91.9 million, up 3.4%. Organic operating revenue growth for Sustainability and Climate was 3.0%.

Sustainability and Climate Run Rate as of June 30, 2026, was $376.8 million, up 1.9%. The $7.0 million increase primarily reflects growth in Climate products with contributions primarily from EMEA. Organic recurring subscription Run Rate growth for Sustainability and Climate was 3.2%.

All Other – Private Assets:

Table 1D: Results (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,
in millions	2026	2025	% Change	2026	2025	% Change
Operating revenues:
Recurring subscriptions	$74.0	$70.3	5.3%	$145.9	$137.1	6.4%
Non-recurring	0.7	0.9	(22.2)%	1.4	1.4	—%
Total operating revenues	74.7	71.2	4.9%	147.3	138.5	6.4%
Adjusted EBITDA expenses	57.6	51.3	12.3%	116.5	104.4	11.6%
Adjusted EBITDA	$17.1	$19.9	(14.1)%	$30.8	$34.1	(9.7)%
Adjusted EBITDA margin %	22.9%	28.0%		20.9%	24.7%

All Other – Private Assets operating revenues, which reflect the Real Assets and Private Capital
Solutions operating segments, were $74.7 million, up 4.9%. Organic operating revenue growth for All Other – Private Assets was 4.4%.

All Other – Private Assets Run Rate was $302.6 million as of June 30, 2026, up 8.0%. The $22.3 million increase was primarily driven by Private Capital Solutions related to Total Plan Manager, Private Capital Transparency Data and Private Capital Intel products. The increase reflected growth across all regions and was primarily driven by the asset owner client segment. Organic recurring subscription Run Rate growth for All Other – Private Assets was 8.3%.

Select Balance Sheet Items and Capital Allocation

Cash Balances and Outstanding Debt: Cash and cash equivalents was $356.4 million as of June 30, 2026. MSCI typically seeks to maintain minimum cash balances globally of approximately $225.0 million to $275.0 million for general operating purposes.

Total principal amounts of debt outstanding as of June 30, 2026, were $6.4 billion. The total debt to net income ratio (based on trailing twelve months net income) was 4.7x. The total debt to adjusted EBITDA ratio (based on trailing twelve months adjusted EBITDA) was 3.1x.

MSCI seeks to maintain total debt to adjusted EBITDA in a target range of 3.0x to 3.5x.

Capex and Cash Flow: Capex was $44.4 million, and net cash provided by operating activities increased by 10.3% to $370.8 million, primarily reflecting higher cash collections from customers, partially offset by higher income taxes and cash expenses paid in the quarter. Free cash flow (non-GAAP) for second quarter 2026 was up 8.2% to $326.4 million.

Share Count and Share Repurchases: Weighted average diluted shares outstanding were 72.9 million in second quarter 2026, down 5.9% year-over-year. Total share repurchases during the quarter were $145.0 million or 0.3 million shares at an average repurchase price of $557.34. Total shares outstanding as of June 30, 2026 were 72.7 million. As of July 20, 2026, a total of approximately $1.6 billion remains available on the outstanding share repurchase authorization.

Dividends: Approximately $149.2 million in dividends were paid to shareholders in second quarter 2026. On July 20, 2026, the MSCI Board of Directors declared a cash dividend of $2.05 per share for third quarter 2026, payable on August 28, 2026 to shareholders of record as of the close of trading on August 14, 2026.

First Street Acquisition: On June 24, 2026, MSCI entered into a definitive agreement to acquire First Street Technology, Inc. (“First Street”), a provider of physics-based physical climate risk data and analytics. Consideration consists of a cash payment of $120.0 million at closing, subject to customary closing adjustments, together with the potential for additional cash payments during the two years following closing contingent upon the achievement of specified revenue thresholds. The transaction is expected to close in the third quarter of 2026, subject to regulatory approvals and other customary closing conditions. Upon closing, First Street’s financial results will be reported within the Sustainability and Climate operating segment.

Full-Year 2026 Guidance
MSCI is updating its guidance for the year ending December 31, 2026 (“Full-Year 2026”). The updated guidance is based on assumptions about a number of factors, in particular related to macroeconomic factors and the capital markets.

The higher operating expense and adjusted EBITDA expense guidance reflects the impact of recent acquisitions, including First Street, as well as the strong topline momentum driven by AUM in products linked to MSCI indexes exceeding the flat market assumption embedded in the prior-quarter guidance. This stronger business performance is increasing incentive compensation accruals and enabling the Company to make additional investments to support future growth.

These assumptions are subject to uncertainty, and actual results for the year could differ materially from current guidance, including as a result of the uncertainties, risks and assumptions discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K, as updated in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. See “Forward-Looking Statements” below.

Guidance Item	Current Guidance for Full-Year 2026[3]	Prior Guidance for Full-Year 2026
Operating Expense	$1,535 to $1,575 million	$1,490 to $1,530 million
Adjusted EBITDA Expense	$1,340 to $1,370 million	$1,305 to $1,335 million
Interest Expense (including amortization of financing fees)[1]	$282 to $286 million	$274 to $280 million
Depreciation & Amortization Expense	$195 to $205 million	$190 to $200 million
Effective Tax Rate[2]	18.0% to 20.0%	18.0% to 20.0%
Capital Expenditures	$160 to $170 million	$160 to $170 million
Net Cash Provided by Operating Activities	$1,655 to $1,705 million	$1,640 to $1,690 million
Free Cash Flow	$1,485 to $1,545 million	$1,470 to $1,530 million
1 A portion of our annual interest expense is from our variable rate indebtedness under our revolving credit facility, while the majority is from fixed rate senior unsecured notes. Changes to the secured overnight funding rate (“SOFR”) and indebtedness levels can cause our annual interest expense to vary.
2 Excludes the impact of a multi-phase internal legal entity restructuring that commenced in fourth quarter 2025 and was completed in the first quarter 2026. In connection with the completion of the subsequent phase of the restructuring in first quarter 2026, we recognized a tax benefit of $88 million, which is excluded from applicable non-GAAP measures when presented.
3 The updated guidance for full-year 2026 assumes the First Street acquisition closes in the third quarter of 2026. The transaction remains subject to regulatory approvals and other customary closing conditions. Actual results could differ materially if the transaction does not close, does not close within the anticipated timeframe, or closes on terms or with an impact different from the Company’s current assumptions. See "Forward-Looking Statements.”
Conference Call Information
MSCI’s senior management will review the second quarter 2026 results on Tuesday, July 21, 2026 at 11:00 AM Eastern Time. To listen to the live event via webcast, visit the events and presentations section of MSCI’s Investor Relations website, https://ir.msci.com/events-and-presentations. Participants who wish to join via telephone should click here to register in advance. Registered participants will receive an email confirmation with a unique PIN to access the conference call. The earnings call webcast will include an accompanying slide presentation that can be accessed through MSCI’s Investor Relations website.

-Ends-

About MSCI Inc.

MSCI Inc. (NYSE: MSCI) strengthens global markets by connecting participants across the financial ecosystem with a common language. Our research-based data, analytics and indexes, supported by advanced technology, set standards for global investors and help our clients understand risks and opportunities so they can make better decisions and unlock innovation. We serve asset managers and owners, private-market sponsors and investors, hedge funds, wealth managers, banks, insurers and corporates. To learn more, please visit www.msci.com. MSCI#IR

MSCI Inc. Contacts

Investor Inquiries
jeremy.ulan@msci.com
Jeremy Ulan    +1 646 778 4184
jisoo.suh@msci.com
Jisoo Suh + 1 917 825 7111

Media Inquiries
PR@msci.com
Melanie Blanco +1 212 981 1049
Konstantinos Makrygiannis +44(0)7768 930056
Tina Tan    + 852 2844 9320

Forward-Looking Statements
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, MSCI’s Full-Year 2026 guidance. These forward-looking statements relate to future events or to future financial performance and involve underlying assumptions, as well as known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond MSCI’s control and that could materially affect actual results, levels of activity, performance or achievements.
Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Securities and Exchange Commission (“SEC”) on February 6, 2026 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks, uncertainties or other matters materialize, or if MSCI’s underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this earnings release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

Website and Social Media Disclosure
MSCI uses its investor relations website ir.msci.com and social media outlets, such as LinkedIn or X (@MSCI_Inc), as channels of distribution of company information. The information MSCI posts through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following MSCI’s press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about MSCI when you enroll your email address by visiting the “Email Alerts” section of MSCI’s Investor Relations homepage at http://ir.msci.com/email-alerts. The contents of MSCI’s website, including its quarterly updates, blog, podcasts and social media channels are not, however, incorporated by reference into this earnings release.
Notes Regarding the Use of Operating Metrics
MSCI has presented supplemental key operating metrics as part of this earnings release, including Run Rate, Retention Rate, subscription sales, subscription cancellations and non-recurring sales.
A substantial portion of MSCI’s operating revenues is derived from recurring subscriptions or licenses for products and services that are ongoing in nature and provided over contractually agreed periods, which are subject to renewal or cancellation upon the expiration of the then-current term. In addition, we generate non-recurring revenues from one-time sales and other transactions or services that are discrete in nature or that have a defined life. The operating metrics defined below help management assess the stability and growth of this recurring-revenue base and track non-recurring revenues. There have been no changes to the methodologies used to compute these metrics compared with prior periods.
Run Rate estimates, at a specific point in time, the annualized value of the recurring portion of executed client contracts (“Client Contracts”) expected to generate revenues over the next 12 months, assuming that all such Client Contracts are renewed and using fixed foreign exchange rates. Run Rate includes new Client Contracts upon execution, even if the license start date and related revenue recognition occur later.
For Client Contracts where fees are linked to an investment product’s assets or trading volume or fees (referred to as “Asset-based Fees”), the Run Rate calculation is based on:
•For exchange-traded funds (“ETFs”): assets under management as of the last trading day of the period;
•For non-ETF products: the most recent client-reported assets under management; and
•For listed futures and options contracts: the most recent quarterly volumes and/or reported exchange fees.
Run Rate excludes fees associated with one-time or other non-recurring transactions.
We remove from Run Rate the annualized fee value associated with products or services under any Client Contracts when (i) we have received a notice of termination, reduction in fees, non-renewal or other clear indication that the client does not intend to continue its subscription at then current fees; and (ii) management has determined that such notice or indication reflects the client’s final decision to terminate, not renew or renew at a lower fee the applicable products or services, even if such termination or non-renewal is not yet effective (each such event, a “Subscription Cancellation”).
In general, when a client reduces the fees paid to MSCI associated with a reduction in the number of products or services to which it subscribes within a segment, or a switch between products or services within a segment, unless the client switches to a product or service that management considers a replacement, such reduction or switch is treated as a Subscription Cancellation, including for purposes of calculating MSCI’s Retention Rate (as detailed below). In the cases where the client switches products or services to a replacement service, only the net decrease, if any, is reported as a cancellation.
•In the Analytics and Sustainability and Climate operating segments, substantially all such product or service switches are treated as replacements and are netted accordingly.

•In contrast, in the Index, Real Assets, and Private Capital Solutions operating segments, such netting treatment is applied only in limited circumstances.
Organic recurring subscription Run Rate growth is defined as the period-over-period growth in Run Rate, excluding:
•The impact of changes in foreign currency exchange rates;
•The impact of acquisitions during the first 12 months following the transaction date; and
•The impact of divestitures, where Run Rate from divested businesses are excluded from prior period Run Rates.
Retention Rate is a key performance metric that provides insight into the stability and durability of MSCI’s recurring revenue base. Subscription cancellations reduce Run Rate and, over time, lower future operating revenues.
For full-year periods, Retention Rate is calculated as the retained subscription Run Rate, which is defined as the subscription Run Rate at the beginning of the fiscal year minus actual subscription cancellations during the fiscal year, expressed as a percentage of the subscription Run Rate at the beginning of the fiscal year.
For interim (non-annual) periods, Retention Rate is presented on an annualized basis. The annualized Retention Rate is calculated by:
1.Dividing annualized subscription cancellations in the period by the subscription Run Rate at the beginning of the fiscal year, to determine a cancellation rate; and
2.Subtracting that rate from 100%, to derive the annualized Retention Rate.
Retention Rate is calculated by operating segment and is based on an individual product or service level within each segment. We do not calculate Retention Rate for the portion of Run Rate attributable to Asset-based Fees.
Sales represents the annualized value of products and services that clients have committed to purchase from MSCI and that are expected to result in additional operating revenues.
Non-recurring sales represent the aggregate value of client agreements entered into during the period that generate non-recurring fees and are not included in Run Rate (as defined elsewhere herein), even if such agreements span multiple periods or years.
New recurring subscription sales represent the annualized value of additional client commitments entered into during the period - such as new Client Contracts, expansions of existing Client Contracts or price increases - that contribute to Run Rate.
Net new recurring subscription sales represent new recurring subscription sales minus the impact of Subscription Cancellations, capturing the net impact to Run Rate for the period.
Total gross sales is the sum of new recurring subscription sales and non-recurring sales.
Total net sales is total gross sales minus the impact of Subscription Cancellations.
Notes Regarding the Use of Non-GAAP Financial Measures

MSCI has presented supplemental non-GAAP financial measures as part of this earnings release. Reconciliations are provided in Tables 9 through 14 below that reconcile each non-GAAP financial measure with the most comparable GAAP measure. The non-GAAP financial measures presented in this earnings release should not be considered as alternative measures for the most directly comparable GAAP financial measures. The non-GAAP financial measures presented in this earnings release are used by management to monitor the financial performance of the business, inform business decision-making and forecast future results.
“Adjusted EBITDA” is defined as net income before (1) provision for income taxes, (2) other expense (income), net, (3) depreciation and amortization of property, equipment and leasehold improvements, (4) amortization of intangible assets and, at times, (5) certain other transactions or adjustments, including, when applicable, certain acquisition-related integration, transaction and earn-out costs.
“Adjusted EBITDA expenses” is defined as operating expenses less depreciation and amortization of property, equipment and leasehold improvements and amortization of intangible assets and, at times, certain other transactions or adjustments, including, when applicable, certain acquisition-related integration, transaction and earn-out costs.
“Adjusted EBITDA margin” is defined as adjusted EBITDA divided by operating revenues.
“Adjusted net income” and “adjusted EPS” are defined as net income and diluted EPS, respectively, before the after-tax impact of: the amortization of acquired intangible assets and, at times, certain other transactions or adjustments, including, when applicable, the impact related to certain acquisition-related integration, transaction and earn-out costs, the impact related to the write-off of deferred fees on debt extinguishment, the impact related to certain gains or losses on investees, and the impact of certain discrete tax items.
“Capex” is defined as capital expenditures plus capitalized software development costs.
“Free cash flow” is defined as net cash provided by operating activities, less Capex.
“Organic operating revenue growth” is defined as operating revenue growth compared to the prior year period excluding the impact of acquired businesses, divested businesses and foreign currency exchange rate fluctuations.
Asset-based fees ex-FX does not adjust for the impact from foreign currency exchange rate fluctuations on the underlying assets under management (“AUM”).
We believe adjusted EBITDA, adjusted EBITDA margin and adjusted EBITDA expenses are meaningful measures of the operating performance of MSCI because they adjust for significant one-time, unusual or non-recurring items as well as eliminate the accounting effects of certain capital spending and acquisitions that do not directly affect what management considers to be our ongoing operating performance in the period.
We believe adjusted net income and adjusted EPS are meaningful measures of the performance of MSCI because they adjust for the after-tax impact of significant one-time, unusual or non-recurring items as well as eliminate the impact of any transactions that do not directly affect what management considers to be our ongoing operating performance in the period. We also exclude the after-tax impact of the amortization of acquired intangible assets and amortization of the basis difference between the cost of the equity method investment and MSCI’s share of the net assets of the investee at historical carrying value, as these non-cash amounts are significantly impacted by the timing and size of each acquisition and therefore not meaningful to the ongoing operating performance in the period.
We believe that free cash flow is useful to investors because it relates the operating cash flow of MSCI to the capital that is spent to continue and improve business operations, such as investment in MSCI’s existing products. Further, free cash flow indicates our ability to strengthen MSCI’s balance sheet, repay our debt obligations, pay cash dividends and repurchase shares of our common stock.
We believe organic operating revenue growth is a meaningful measure of the operating performance of MSCI because it adjusts for the impact of foreign currency exchange rate fluctuations and excludes the impact of operating revenues attributable to acquired and divested businesses for the comparable prior year period, providing insight into our ongoing operating performance for the period(s) presented.
We believe that the non-GAAP financial measures presented in this earnings release facilitate meaningful period-to-period comparisons and provide a baseline for the evaluation of future results.

Adjusted EBITDA expenses, adjusted EBITDA margin, adjusted EBITDA, adjusted net income, adjusted EPS, Capex, free cash flow and organic operating revenue growth are not defined in the same manner by all companies and may not be comparable to similarly-titled non-GAAP financial measures of other companies. These measures can differ significantly from company to company depending on, among other things, long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Accordingly, the Company’s computation of these measures may not be comparable to similarly-titled measures computed by other companies.
Notes Regarding Adjusting for the Impact of Foreign Currency Exchange Rate Fluctuations
Foreign currency exchange rate fluctuations reflect the difference between the current period results as reported compared to the current period results recalculated using the foreign currency exchange rates in effect for the comparable prior period. While operating revenues adjusted for the impact of foreign currency fluctuations includes asset-based fees that have been adjusted for the impact of foreign currency fluctuations, the underlying AUM, which is the primary component of asset-based fees, is not adjusted for foreign currency fluctuations. Approximately three-fifths of the AUM is invested in securities denominated in currencies other than the U.S. dollar, and any such impact is excluded from the disclosed foreign currency-adjusted variances.

Table 2: Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
in millions, except per share data	2026	2025	2026	2025
Operating revenues	$867.0	$772.7	$1,717.8	$1,518.5
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	149.9	137.7	291.7	274.5
Selling and marketing	87.4	78.2	173.1	156.9
Research and development	46.0	44.1	95.6	91.7
General and administrative	46.2	38.3	115.2	95.4
Amortization of intangible assets	43.8	43.7	85.7	87.6
Depreciation and amortization of property, equipment and leasehold improvements	6.2	5.4	12.1	10.1
Total operating expenses[1]	379.5	347.4	773.4	716.2

Operating income	487.5	425.3	944.4	802.3

Interest income	(2.5)	(2.9)	(5.3)	(6.8)
Interest expense	71.0	46.2	140.1	92.7
Other expense (income)	1.7	4.2	3.1	7.5
Other expense (income), net	70.2	47.5	137.9	93.4

Income before provision for income taxes	417.3	377.8	806.5	708.9

Provision for income taxes	75.3	74.1	58.5	116.6
Net income	$342.0	$303.7	$748.0	$592.3

Earnings per share:
Basic	$4.70	$3.92	$10.24	$7.64
Diluted	$4.69	$3.92	$10.23	$7.63

Weighted average shares outstanding used in computing earnings per share:

Basic	72.8	77.4	73.0	77.5
Diluted	72.9	77.5	73.1	77.7

[1] Includes stock-based compensation of $25.4 million and $23.4 million for the three months ended June 30, 2026 and 2025, respectively, and $73.1 million and $63.4 million for the six months ended June 30, 2026 and 2025, respectively.

Table 3: Condensed Consolidated Balance Sheets (unaudited)

	As of
	June 30,	Dec. 31,
in millions	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$356.4	$515.3
Accounts receivable	884.4	986.7
Other current assets	195.4	142.8
Total current assets	1,436.2	1,644.8
Property, equipment and leasehold improvements, net	93.2	87.3
Right of use assets	141.5	112.9
Goodwill	2,974.2	2,923.4
Intangible assets, net	855.9	832.5
Other non-current assets	101.5	101.6
Total assets	$5,602.5	$5,702.5

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Deferred revenue	$1,136.9	$1,231.8
Other current liabilities	468.8	598.0
Total current liabilities	1,605.7	1,829.8
Long-term debt	6,380.4	6,202.3
Long-term operating lease liabilities	138.9	107.5
Other non-current liabilities	167.0	217.4
Total liabilities	8,292.0	8,357.0

Total shareholders’ equity (deficit)	(2,689.5)	(2,654.5)
Total liabilities and shareholders’ equity (deficit)	$5,602.5	$5,702.5

Table 4: Condensed Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
in millions	2026	2025	2026	2025
Cash flows from operating activities
Net income	$342.0	$303.7	$748.0	$592.3
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	43.8	43.7	85.7	87.6
Stock-based compensation expense	25.4	23.2	73.1	63.2
Depreciation and amortization of property, equipment and leasehold improvements	6.2	5.4	12.1	10.1
Amortization of right of use assets	7.5	6.2	14.3	12.1
Other adjustment	6.4	12.4	(79.5)	24.4
Net changes in other operating assets and liabilities	(60.5)	(58.4)	(176.1)	(151.8)
Net cash provided by operating activities	370.8	336.2	677.6	637.9

Cash flows from investing activities
Capitalized software development costs	(33.4)	(23.1)	(59.4)	(44.5)
Capital expenditures	(11.0)	(11.4)	(13.8)	(22.9)
Business acquisitions, net of cash acquired[1]	(17.1)	—	(58.8)	—
Other	—	(0.1)	—	(0.1)
Net cash used in investing activities	(61.5)	(34.6)	(132.0)	(67.5)

Cash flows from financing activities
Repurchase of common stock held in treasury	(168.4)	(138.5)	(583.2)	(351.6)
Payment of dividends	(149.5)	(139.7)	(300.0)	(283.5)
Repayment of borrowings	(225.0)	(149.9)	(400.0)	(214.9)
Proceeds from borrowings, net of discount	200.0	115.0	575.0	215.0
Proceeds from exercise of stock options	12.5	3.9	13.8	4.3
Payment of contingent consideration and deferred purchase price from acquisitions	(9.0)	(11.9)	(9.5)	(12.1)
Net cash (used in) financing activities	(339.4)	(321.1)	(703.9)	(642.8)

Effect of exchange rate changes	1.2	6.1	(0.6)	10.4

Net increase (decrease) in cash, cash equivalents and restricted cash	(28.9)	(13.4)	(158.9)	(62.0)
Cash, cash equivalents and restricted cash, beginning of period	385.3	360.7	515.3	409.3
Cash, cash equivalents and restricted cash, end of period	$356.4	$347.3	$356.4	$347.3

[1]Includes cash paid for the acquisitions of Compass Financial Technologies, Vantager and PM Insights.

Table 5: Operating Results (unaudited)

Index	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
in millions	2026	2025	Change	2026	2025	Change
Operating revenues:
Recurring subscriptions	$263.0	$235.7	11.6%	$517.2	$469.0	10.3%
Asset-based fees	233.1	184.1	26.6%	457.6	361.5	26.6%
Non-recurring	14.9	15.1	(1.3)%	32.5	26.1	24.5%
Total operating revenues	511.0	434.9	17.5%	1,007.3	856.6	17.6%
Adjusted EBITDA expenses	113.2	104.7	8.1%	234.3	214.8	9.1%
Adjusted EBITDA	$397.8	$330.2	20.5%	$773.0	$641.8	20.4%
Adjusted EBITDA margin %	77.8%	75.9%		76.7%	74.9%

Analytics	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
in millions	2026	2025	Change	2026	2025	Change
Operating revenues:
Recurring subscriptions	$185.9	$169.8	9.5%	$369.1	$339.5	8.7%
Non-recurring	3.5	7.9	(55.7)%	10.3	10.4	(1.0)%
Total operating revenues	189.4	177.7	6.6%	379.4	349.9	8.4%
Adjusted EBITDA expenses	101.4	85.1	19.2%	208.6	181.3	15.1%
Adjusted EBITDA	$88.0	$92.6	(5.0)%	$170.8	$168.6	1.3%
Adjusted EBITDA margin %	46.5%	52.1%		45.0%	48.2%

Sustainability and Climate	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
in millions	2026	2025	Change	2026	2025	Change
Operating revenues:
Recurring subscriptions	$90.5	$87.0	4.0%	$181.4	$169.7	6.9%
Non-recurring	1.4	1.9	(26.3)%	2.4	3.8	(36.8)%
Total operating revenues	91.9	88.9	3.4%	183.8	173.5	5.9%
Adjusted EBITDA expenses	56.3	57.2	(1.6)%	115.2	118.0	(2.4)%
Adjusted EBITDA	$35.6	$31.7	12.3%	$68.6	$55.5	23.6%
Adjusted EBITDA margin %	38.7%	35.6%		37.3%	32.0%

All Other - Private Assets	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
in millions	2026	2025	Change	2026	2025	Change
Operating revenues:
Recurring subscriptions	$74.0	$70.3	5.3%	$145.9	$137.1	6.4%
Non-recurring	0.7	0.9	(22.2)%	1.4	1.4	—%
Total operating revenues	74.7	71.2	4.9%	147.3	138.5	6.4%
Adjusted EBITDA expenses	57.6	51.3	12.3%	116.5	104.4	11.6%
Adjusted EBITDA	$17.1	$19.9	(14.1)%	$30.8	$34.1	(9.7)%
Adjusted EBITDA margin %	22.9%	28.0%		20.9%	24.7%

Consolidated	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
in millions	2026	2025	Change	2026	2025	Change
Operating revenues:
Recurring subscriptions	$613.4	$562.8	9.0%	$1,213.6	$1,115.3	8.8%
Asset-based fees	233.1	184.1	26.6%	457.6	361.5	26.6%
Non-recurring	20.5	25.8	(20.5)%	46.6	41.7	11.8%
Operating revenues total	867.0	772.7	12.2%	1,717.8	1,518.5	13.1%
Adjusted EBITDA expenses	328.5	298.3	10.1%	674.6	618.5	9.1%
Adjusted EBITDA	$538.5	$474.4	13.5%	$1,043.2	$900.0	15.9%
Operating margin %	56.2%	55.0%		55.0%	52.8%
Adjusted EBITDA margin %	62.1%	61.4%		60.7%	59.3%

Table 6: Sales and Retention Rate (unaudited)1

	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
in millions	2026	2025	Change	2026	2025	Change
Index
New recurring subscription sales	$34.4	$29.2	17.8%	$67.2	$51.7	30.0%
Subscription cancellations	(6.3)	(9.2)	(31.5)%	(14.3)	(17.5)	(18.3)%
Net new recurring subscription sales	$28.1	$20.0	40.5%	$52.9	$34.2	54.7%
Non-recurring sales	$14.9	$17.5	(14.9)%	$31.6	$29.9	5.7%
Total gross sales	$49.3	$46.7	5.6%	$98.8	$81.6	21.1%
Total Index net sales	$43.0	$37.5	14.7%	$84.5	$64.1	31.8%

Index Retention Rate	97.5%	96.0%		97.2%	96.3%

Analytics
New recurring subscription sales	$22.1	$25.8	(14.3)%	$39.2	$39.0	0.5%
Subscription cancellations	(10.9)	(11.0)	(0.9)%	(19.8)	(18.9)	4.8%
Net new recurring subscription sales	$11.2	$14.8	(24.3)%	$19.4	$20.1	(3.5)%
Non-recurring sales	$3.0	$5.8	(48.3)%	$5.7	$8.0	(28.8)%
Total gross sales	$25.1	$31.6	(20.6)%	$44.9	$47.0	(4.5)%
Total Analytics net sales	$14.2	$20.6	(31.1)%	$25.1	$28.1	(10.7)%

Analytics Retention Rate	94.3%	93.7%		94.8%	94.6%

Sustainability and Climate
New recurring subscription sales	$9.3	$10.3	(9.7)%	$16.8	$17.5	(4.0)%
Subscription cancellations	(7.4)	(5.3)	39.6%	(14.0)	(10.0)	40.0%
Net new recurring subscription sales	$1.9	$5.0	(62.0)%	$2.8	$7.5	(62.7)%
Non-recurring sales	$2.2	$1.3	69.2%	$3.2	$3.2	—%
Total gross sales	$11.5	$11.6	(0.9)%	$20.0	$20.7	(3.4)%
Total Sustainability and Climate net sales	$4.1	$6.3	(34.9)%	$6.0	$10.7	(43.9)%

Sustainability and Climate Retention Rate	92.3%	93.8%		92.6%	94.2%

All Other - Private Assets
New recurring subscription sales	$10.8	$9.9	9.1%	$21.0	$19.6	7.1%
Subscription cancellations	(4.5)	(5.9)	(23.7)%	(9.0)	(11.5)	(21.7)%
Net new recurring subscription sales	$6.3	$4.0	57.5%	$12.0	$8.1	48.1%
Non-recurring sales	$0.5	$0.7	(28.6)%	$1.3	$1.8	(27.8)%
Total gross sales	$11.3	$10.6	6.6%	$22.3	$21.4	4.2%
Total All Other - Private Assets net sales	$6.8	$4.7	44.7%	$13.3	$9.9	34.3%

All Other - Private Assets Retention Rate	93.8%	91.2%		93.8%	91.4%

Consolidated
New recurring subscription sales	$76.6	$75.2	1.9%	$144.2	$127.8	12.8%
Subscription cancellations	(29.1)	(31.4)	(7.3)%	(57.1)	(57.9)	(1.4)%
Net new recurring subscription sales	$47.5	$43.8	8.4%	$87.1	$69.9	24.6%
Non-recurring sales	$20.6	$25.3	(18.6)%	$41.8	$42.9	(2.6)%
Total gross sales	$97.2	$100.5	(3.3)%	$186.0	$170.7	9.0%
Total net sales	$68.1	$69.1	(1.4)%	$128.9	$112.8	14.3%

Total Retention Rate	95.3%	94.4%		95.3%	94.8%

[1] See "Notes Regarding the Use of Operating Metrics" for details regarding the definition of new recurring subscription sales, subscription cancellations, net new recurring subscription sales, non-recurring sales, total gross sales, total net sales and Retention Rate.

Table 7: AUM in ETFs Linked to MSCI Equity Indexes (unaudited)1,2

	Three Months Ended					Six Months Ended
	June 30,	Sep. 30,	Dec. 31,	Mar. 31,	June 30,	June 30,	June 30,
In billions	2025	2025	2025	2026	2026	2025	2026
Beginning Period AUM in ETFs linked to MSCI equity indexes	$1,783	$2,025	$2,211	$2,341	$2,403	$1,725	$2,341
Market Appreciation/(Depreciation)	193	140	63	(41)	376	209	335
Cash Inflows	49	46	67	103	39	91	142
Period-End AUM in ETFs linked to MSCI equity indexes	$2,025	$2,211	$2,341	$2,403	$2,818	$2,025	$2,818

Period Average AUM in ETFs linked to MSCI equity indexes	$1,869	$2,108	$2,274	$2,471	$2,706	$1,831	$2,588

Period-End Basis Point Fee[3]	2.43	2.41	2.41	2.35	2.28	2.43	2.28

[1] The historical values of the AUM in ETFs linked to our equity indexes as of the last day of the month and the monthly average balance can be found under the link “AUM in ETFs Linked to MSCI Equity Indexes” on our Investor Relations homepage at https://ir.msci.com. Information contained on our website is not incorporated by reference into this Press Release or any other report filed with the SEC. The AUM in ETFs also includes AUM in Exchange Traded Notes, the value of which is less than 1.0% of the AUM amounts presented.

[2] The value of AUM in ETFs linked to MSCI equity indexes is calculated by multiplying the equity ETFs net asset value by the number of shares outstanding.
[3] Based on period-end Run Rate for ETFs linked to MSCI equity indexes using period-end AUM.
Table 8: Run Rate (unaudited)1

	As of
	June 30,	June 30,	%	%
in millions	2026	2025	Run Rate Growth	Organic Run Rate Growth
Index
Recurring subscriptions	$1,078.8	$968.7	11.4%	11.1%
Asset-based fees	948.2	757.3	25.2%	25.0%
Index Run Rate	2,027.0	1,726.0	17.4%	17.2%

Analytics Run Rate	773.3	730.6	5.8%	6.6%

Sustainability and Climate Run Rate	376.8	369.8	1.9%	3.2%

All Other - Private Assets Run Rate	302.6	280.3	8.0%	8.3%

Total Run Rate	$3,479.7	$3,106.7	12.0%	12.3%

Total recurring subscriptions	$2,531.5	$2,349.4	7.8%	8.1%
Total asset-based fees	948.2	757.3	25.2%	25.0%
Total Run Rate	$3,479.7	$3,106.7	12.0%	12.3%

[1] See "Notes Regarding the Use of Operating Metrics" for details regarding the definition of Run Rate.

Table 9: Reconciliation of Net Income to Adjusted EBITDA (unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
in millions	2026	2025	2026	2025
Net income	$342.0	$303.7	$748.0	$592.3
Provision for income taxes	75.3	74.1	58.5	116.6
Other expense (income), net	70.2	47.5	137.9	93.4
Operating income	487.5	425.3	944.4	802.3
Amortization of intangible assets	43.8	43.7	85.7	87.6
Depreciation and amortization of property, equipment and leasehold improvements	6.2	5.4	12.1	10.1
Acquisition-related integration and transaction costs[1]	1.0	—	1.0	—
Consolidated adjusted EBITDA	$538.5	$474.4	$1,043.2	$900.0

Index adjusted EBITDA	$397.8	$330.2	$773.0	$641.8
Analytics adjusted EBITDA	88.0	92.6	170.8	168.6
Sustainability and Climate adjusted EBITDA	35.6	31.7	68.6	55.5
All Other - Private Assets adjusted EBITDA	17.1	19.9	30.8	34.1
Consolidated adjusted EBITDA	$538.5	$474.4	$1,043.2	$900.0

[1] Represents transaction expenses and other costs directly related to certain announced or completed acquisitions and the integration of such acquisitions, including professional fees, severance expenses and regulatory filing fees, in each case only to the extent incurred no later than 12 months following the closing of the relevant acquisition. Also includes amounts arising under earn-out and other contingent consideration arrangements related to such acquisitions, including gains and losses from changes in their estimated fair value, which are included for the contractual term of the applicable arrangement.

Table 10: Reconciliation of Net Income and Diluted EPS to Adjusted Net Income and Adjusted EPS (unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
in millions, except per share data	2026	2025	2026	2025
Net income	$342.0	$303.7	$748.0	$592.3
Plus: Amortization of acquired intangible assets	20.9	24.2	40.5	50.0
Plus: Acquisition-related integration and transaction costs[1]	1.0	—	1.0	—
Less: Tax impact of internal legal entity restructuring[2]	—	—	(88.0)	—
Less: Income tax effect[3]	(3.9)	(5.0)	(7.5)	(8.3)
Adjusted net income	$360.0	$322.9	$694.0	$634.0

Diluted EPS	$4.69	$3.92	$10.23	$7.63
Plus: Amortization of acquired intangible assets	0.29	0.31	0.55	0.64
Plus: Acquisition-related integration and transaction costs[1]	0.01	—	0.01	—
Less: Tax impact of internal legal entity restructuring[2]	—	—	(1.20)	—
Less: Income tax effect[3]	(0.05)	(0.06)	(0.10)	(0.10)
Adjusted EPS	$4.94	$4.17	$9.49	$8.17

Diluted weighted average common shares outstanding	72.9	77.5	73.1	77.7

[1] Represents transaction expenses and other costs directly related to certain announced or completed acquisitions and the integration of such acquisitions, including professional fees, severance expenses and regulatory filing fees, in each case only to the extent incurred no later than 12 months following the closing of the relevant acquisition. Also includes amounts arising under earn-out and other contingent consideration arrangements related to such acquisitions, including gains and losses from changes in their estimated fair value, which are included for the contractual term of the applicable arrangement.

[2] This adjustment reflects income tax effects recognized in connection with a multi-phase internal legal entity restructuring that commenced in fourth quarter 2025 and was completed in first quarter 2026. In fourth quarter 2025, the Company recognized discrete tax expense of $38 million related to the first phase and recognized a discrete tax benefit of approximately $88 million in first quarter 2026 related to the subsequent phases of this internal legal entity restructuring. Management excludes these discrete tax effects from non-GAAP results because they are not indicative of ongoing operating performance or the Company’s underlying tax profile.

[3]Adjustments relate to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

Table 11: Reconciliation of Operating Expenses to Adjusted EBITDA Expenses (unaudited)

	Three Months Ended		Six Months Ended		Full-Year
	June 30,	June 30,	June 30,	June 30,	2026
in millions	2026	2025	2026	2025	Guidance [1]
Total operating expenses	$379.5	$347.4	$773.4	$716.2	$1,535.0 - $1,575.0
Amortization of intangible assets	43.8	43.7	85.7	87.6
Depreciation and amortization of property, equipment and leasehold improvements	6.2	5.4	12.1	10.1	$195.0 - $205.0
Acquisition-related integration and transaction costs[2]	1.0	—	1.0	—
Consolidated adjusted EBITDA expenses	$328.5	$298.3	$674.6	$618.5	$1,340.0 - $1,370.0

Index adjusted EBITDA expenses	$113.2	$104.7	$234.3	$214.8
Analytics adjusted EBITDA expenses	101.4	85.1	208.6	181.3
Sustainability and Climate adjusted EBITDA expenses	56.3	57.2	115.2	118.0
All Other - Private Assets adjusted EBITDA expenses	57.6	51.3	116.5	104.4
Consolidated adjusted EBITDA expenses	$328.5	$298.3	$674.6	$618.5	$1,340.0 - $1,370.0

1 We have not provided a full line-item reconciliation for total operating expenses to adjusted EBITDA expenses for this future period because we believe such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and we are unable to reasonably predict certain items contained in the GAAP measure without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company's control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. See “Forward-Looking Statements” above.

[2] Represents transaction expenses and other costs directly related to certain announced or completed acquisitions and the integration of such acquisitions, including professional fees, severance expenses and regulatory filing fees, in each case only to the extent incurred no later than 12 months following the closing of the relevant acquisition. Also includes amounts arising under earn-out and other contingent consideration arrangements related to such acquisitions, including gains and losses from changes in their estimated fair value, which are included for the contractual term of the applicable arrangement.

Table 12: Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (unaudited)

	Three Months Ended		Six Months Ended		Full-Year
	June 30,	June 30,	June 30,	June 30,	2026
in millions	2026	2025	2026	2025	Guidance [1]
Net cash provided by operating activities	$370.8	$336.2	$677.6	$637.9	$1,655.0 - $1,705.0
Capital expenditures	(11.0)	(11.4)	(13.8)	(22.9)
Capitalized software development costs	(33.4)	(23.1)	(59.4)	(44.5)
Capex	(44.4)	(34.5)	(73.2)	(67.4)	($160.0 - $170.0)
Free cash flow	$326.4	$301.7	$604.4	$570.5	$1,485.0 - $1,545.0

1 We have not provided a line-item reconciliation for free cash flow to net cash provided by operating activities for this future period because we believe such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and we are unable to reasonably predict certain items contained in the GAAP measure without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company's control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. See “Forward-Looking Statements” above.

Table 13: Second Quarter 2026 Reconciliation of Operating Revenue Growth to Organic Operating Revenue Growth (unaudited)

	Comparison of the Three Months Ended June 30, 2026 and 2025
	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Index	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	17.5%	11.6%	26.6%	(1.3)%
Impact of acquisitions and divestitures	(0.3)%	(0.4)%	(0.1)%	(0.7)%
Impact of foreign currency exchange rate fluctuations	0.3%	0.3%	0.1%	—%
Organic operating revenue growth	17.5%	11.5%	26.6%	(2.0)%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Analytics	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	6.6%	9.5%	—%	(55.7)%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	0.4%	0.5%	—%	—%
Organic operating revenue growth	7.0%	10.0%	—%	(55.7)%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Sustainability and Climate	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	3.4%	4.0%	—%	(26.3)%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	(0.4)%	(0.3)%	—%	—%
Organic operating revenue growth	3.0%	3.7%	—%	(26.3)%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
All Other - Private Assets	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	4.9%	5.3%	—%	(22.2)%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	(0.5)%	(0.6)%	—%	—%
Organic operating revenue growth	4.4%	4.7%	—%	(22.2)%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Consolidated	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	12.2%	9.0%	26.6%	(20.5)%
Impact of acquisitions and divestitures	(0.1)%	(0.1)%	(0.1)%	(0.4)%
Impact of foreign currency exchange rate fluctuations	0.1%	0.1%	0.1%	—%
Organic operating revenue growth	12.2%	9.0%	26.6%	(20.9)%

Table 14: Six Months 2026 Reconciliation of Operating Revenue Growth to Organic Operating Revenue Growth (unaudited)

	Comparison of the Six Months Ended June 30, 2026 and 2025
	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Index	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	17.6%	10.3%	26.6%	24.5%
Impact of acquisitions and divestitures	(0.2)%	(0.2)%	(0.1)%	(0.4)%
Impact of foreign currency exchange rate fluctuations	0.1%	0.2%	—%	—%
Organic operating revenue growth	17.5%	10.3%	26.5%	24.1%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Analytics	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	8.4%	8.7%	—%	(1.0)%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	0.3%	0.3%	—%	2.0%
Organic operating revenue growth	8.7%	9.0%	—%	1.0%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Sustainability and Climate	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	5.9%	6.9%	—%	(36.8)%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	(2.6)%	(2.6)%	—%	(2.7)%
Organic operating revenue growth	3.3%	4.3%	—%	(39.5)%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
All Other - Private Assets	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	6.4%	6.4%	—%	—%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	(1.6)%	(1.5)%	—%	—%
Organic operating revenue growth	4.8%	4.9%	—%	—%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Consolidated	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	13.1%	8.8%	26.6%	11.8%
Impact of acquisitions and divestitures	(0.1)%	(0.1)%	(0.1)%	(0.3)%
Impact of foreign currency exchange rate fluctuations	(0.3)%	(0.4)%	—%	0.3%
Organic operating revenue growth	12.7%	8.3%	26.5%	11.8%